                                                                      EXHIBIT 16


                                                             Arthur Andersen LLP
                                                              1601 Market Street
                                                      Philadelphia PA 19103-2499
                                                      Telephone 267-675-6000
                                                      www.andersen.com


June 17, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 as they relate to Arthur Andersen LLP included in the Form 8-K dated June 14, 2002 of Cell Pathways, Inc. filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP
----------------------

Arthur Andersen LLP






cc: Mr. Brian Hayden, Chief Financial Officer
    Cell Pathways, Inc.